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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 1999



                                 TOM BROWN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                         ------------------------------
                                 (State or other
                         jurisdiction of incorporation)


             0-3880                                           95-1949781
         ----------------                                   --------------
         (Commission file                                   (IRS employer
            number)                                         identification
                                                                 number)


           508 W. Wall, Suite 500, Midland, Texas            79701
           ---------------------------------------------------------
           (Address of principal executive offices)       (Zip code)


                                 (915) 688-9452
               ---------------------------------------------------
               (Registrant's telephone number including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets.


Purchase of Assets

         On July 2, 1999, Tom Brown, Inc. ("TBI" or the "Company") acquired from Union Oil Company of California ("Unocal") certain oil and gas interests and properties located in the states of Colorado, Wyoming, North Dakota and Utah, a gas processing plant in San Juan County, Utah and an approximate 66 mile, 10 inch pipeline from the gas processing plant to Aneth, Utah. Approximately 65,000 net undeveloped acres located primarily in the states of Colorado, Wyoming and Utah were also acquired. The acquisition was consummated pursuant to a Purchase and Sale Agreement, dated June 8, 1999, between the Company and Unocal.

         The gas processing plant is a cryogenic (60 million cubic feet per day capacity) natural gas processing plant that extracts natural gas liquids and merchantable helium, and separates carbon dioxide, hydrogen sulfide and nitrogen from the raw gas stream. The average net sales from the Unocal properties in 1998 were approximately 18 million cubic feet per day of natural gas, 290 barrels of oil per day and 92,000 gallons of gas plant liquids per day, or approximately 33 million cubic feet equivalent per day (assuming gas plant liquids and oil converted at the ratio of 6 mcf of gas per barrel of oil). The net proved reserves of the Unocal properties are estimated by TBI to be approximately 89 billion cubic feet equivalent of gas as of the acquisition effective date.

         The consideration for the properties was paid in the form of 5,800,000 shares of TBI common stock and $5 million in cash. The effective date of the transaction was January 1, 1999, which resulted in a net cash payment to TBI, reflecting the net operating results of the Unocal properties since the effective date. After giving effect to the issuance of the common stock, Unocal is the beneficial owner of 16.5% of TBI's issued and outstanding common stock.





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Stock Ownership and Registration Rights

         In conjunction with its purchase of the assets and issuance of common stock, the Company also entered into a Stock Ownership and Registration Rights Agreement, dated as of June 29, 1999, (the "Stock Ownership Agreement") with Unocal. The shares of TBI common stock acquired by Unocal were acquired in a private placement and are restricted securities. Pursuant to the Stock Ownership Agreement, Unocal retains the absolute right to vote its shares of TBI common stock as it individually determines, except that as long as Unocal owns more than 10% of TBI's outstanding common stock, it must vote its shares in favor of the director nominees recommended by management of TBI. Unocal has the right to nominate one member of TBI's Board of Directors. In addition, certain transfer restrictions, standstill requirements and registration rights granted by TBI are set forth in the Stock Ownership Agreement, a copy of which is included as
Exhibit 10.2 to this Form 8-K Report.

Item 7.           Financial Statements and Exhibits.

         (a)      Financial Statements.

                  It is impractical to provide the financial statements required by Item 7 of this Report on Form 8-K at the time of filing hereof. Such financial statements will be filed not later than September 17, 1999.

         (b)      Exhibits.


                     Exhibit No.                   Description
                     -----------                   -----------
                        *10.1 Purchase and Sale Agreement, dated June 8, 1999, between Union Oil Company of California and Tom
                                         Brown, Inc.

                        *10.2 Stock Ownership and Registration Rights Agreement, dated as of June 29, 1999, between Union Oil
                                         Company of California and Tom
                                         Brown, Inc.

                  -----------------
                  * Filed herewith.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 19, 1999


                                        TOM BROWN, INC.


                                        By:  /s/ Bruce R. DeBoer
                                             -----------------------------------
                                             Bruce R. DeBoer, Secretary



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                           EXHIBIT INDEX

           Exhibit No.                   Description
           -----------                   -----------
              *10.1            Purchase and Sale Agreement, dated
                               June 8, 1999, between Union Oil
                               Company of California and Tom
                               Brown, Inc.

              *10.2            Stock Ownership and Registration
                               Rights Agreement, dated as of June
                               29, 1999, between Union Oil
                               Company of California and Tom
                               Brown, Inc.

        -----------------
        * Filed herewith.